Exhibit 3.38

From BCA-2. 10 ARTICLES OF INCORPORATION (Rev. Jan. 1991) Georgo H. Ryan Secretary of State. Department of Business Services Springfield, IL 62756 Telephone (217) 782-6961 Payment must be made by certified check, cashier’s check, Illinois attor- ney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.” PAID FILED SEP 30 1991 GEORGE H. RYAN SECRETARY OF STATE SUBMIT IN DUPLICATE! This space for use by Secretary of State Date 9-30-91 Franchise Tax $25 Filing. Fee. $75 1. CORPORATE NAME: PROFESSIONAL TELECONCEPTS, INC. (The corporate name must conlain the word’ corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.) 2. Initial Registered Agent: David L. Martenson First Name Middle Initial Last name Initial Registered Office: One Court Place 404 Number Street Suite # Rockford, IL 61101 Winnebago City Zip Code County 3. Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.) The transaction of any or all lawful business for which Corporations can be incorporated under the Illinois Business Corporation Act. 4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received: Par Vatue Number of Shares Number of Shares Consideration to be Class per share Authorized Proposed to be Issued Received Therefor common $ none 1.000 1.000 $1.000 total $ 1,000 Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: none (If no: sufficient space to cover this point, add one or more sheets of this size.)

5, OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation (b) Names and addresses of the persons’ who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify: Name Residential Address 6. OPTIONAL: (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ (b) It is estimated that the value of the properly to be located within the State of Illinois during the following year will be: $ (c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $ (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $ 7. OPTIONAL: OTHER PROVISIONS Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc. 8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S) The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true. Dated September 24. Signature and Name Signature H. Will Ryan (Type or Print Name) 2. Signature (Type or Print Name) 3. Signature (Type or Print Name) 1. 197 N. Broad Address St. Street Norwich. NY 112 407819 2. City/Town State Zip Code Street 3. City/Town State Zip Code Street Ctty/Town State Zip Code (Signatures must be In ink on original document. Carbon copy, photocopy or rubber stamp signatures may only bo used on conformed copies.) NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary. FEE SCHEDULE • The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1.000) on the paid-in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000. • The filing fee is $75. • The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667) * The Department of Business Services in Springfield will provide assistance In calculating the total fees if necessary. Illinois Secretary of State Springfield, IL 62756 Department of Business Services Telephone (217) 762-6961 C 162 12

Form BCA-1.15 (Rev. Jan. 1995) STATEMENT OF CORRECTION File # D 5655-232-4 SUBMIT IN DUPLICATE George H. Ryan Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 785-2237 Remit payment in check or money order, payable to “Secretary of State.” This space for use by Secretary of State FILED JAN 31 1997 GEORGE H. RYAN SECRETARY OF STATE PAID JAN 31, 1997 This space for use by Secretary of State Date 1/31/97 License Fee $ Franchise Tax $ Filing Fee $ 25.00 Penalty $ Interest $ Approved: 5% 1. CORPORATE NAME: PROFESSIONAL TELECONCEPTS, INC. 2. STATE OR COUNTRY OF INCORPORATION: Illinois 3. Title of document to be corrected: Articles Of Incorporation 4. Date erroneous document was filled by Secretary of state: September 30, 1991 1991 5. Inaccuracy, error or defect: (Briefly identify the error and explain how It occurred. Use reverse side or add one or more sheets of this size if necessary.) The original Articles Of Incorporation (Form BCA.-2.10) filed with Secretary Of State on 9/30/91 contained a typographical error at Article Four (4), Paragraph One (1). The number of shares proposed to be issued at that time was one hundred (100) rather than one thousand (1,000). One hundred (100) shares were actually issued. Consideration for said one hundred (100) shares remained at one thousand ($1,000.00) dollars. 6. Corrected portion(s) of the document in corrected form: (If there is not sufficient space to cover this point, use reverse side or add one or more sheets of this size.) * CLASS PAR VALUE PER SHARE NUMBER OF SHARES AUTHORIZED NUMBER OF SHARES PROPOSED TO BE ISSUED CONSIDERATION TO BE RECEIVED THEREFORE Common $ NONE One Thousand (1,000) One Hundred (100) One Thousand Dollars ($1,000.00) 7. The undersigned corporation has caused this statement to be signed by its duty authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures mi t be in BLACK INK.) Date January 21, 1997 attested by (Signature of Secretary or Assistant Secretary) ERIC P. BURRELL, Secretary (Type or Print Name and Title) PROFESSIONAL TELECONCEPTS. INC. (Exact Name of Corporation) by (Signature of President or Vice President) H. WILBUR RYAN, President (Type or Print Name and Title)